APPENDIX A

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this ___ day of __________, 2009, by and among W.P. STEWART & CO. GROWTH FUND, INC., a Maryland corporation, with its principal place of business at 527 Madison Avenue, New York, New York  10022 (the “Acquired Fund”), INVESTMENT MANAGERS SERIES TRUST, a Delaware statutory  trust, with its principal place of business at 803 West Michigan Street, Milwaukee, Wisconsin 53233 (“IMST”), with respect to W.P. Stewart & Co. Growth Fund, a series (“series”) thereof (the “Acquiring Fund” and, together with the Acquired Fund, the “Funds”), and, solely for purposes of paragraph 9.1, W.P. STEWART & CO., INC., the investment manager of the Acquiring Fund and the Acquired Fund (the “Manager”), and UMB Fund Services, Inc., (“UMBFS”).

Each of the Acquired Fund and IMST (each, an “Investment Company”) wishes to effect a reorganization described in Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and intends this Agreement to be, and adopts it as, a “plan of reorganization” within the meaning of the regulations under the Code (the “Regulations”).  The reorganization will consist of (i) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund (which is being established solely for the purpose of acquiring those assets and continuing the Acquired Fund’s business) in exchange solely for voting shares of beneficial interest, par value $0.01 per share (“shares”), in the Acquiring Fund (“Acquiring Fund Shares”) and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, (ii) the distribution of those shares pro rata to the stockholders of the Acquired Fund in exchange for their shares therein and in complete liquidation thereof, and (iii) the dissolution of the Acquired Fund as provided herein, all upon the terms and conditions set forth herein (collectively, the “Reorganization”).

WHEREAS, the Acquiring Fund is a series of IMST which is a registered open-end management investment company, the Acquired Fund is also a registered open-end management investment company, and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, each Fund is authorized to issue its shares;

WHEREAS, the Board of Directors of the Acquired Fund, and the Board of Trustees of IMST (each, a “Board”), in each case including a majority of its members who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”) of either Investment Company, (1) has duly adopted and approved this Agreement and the transactions contemplated hereby and (2) has determined that participation in the Reorganization is in the best interests of its Fund and that the interests of its Fund’s existing stockholders will not be diluted as a result of the Reorganization; and

NOW, THEREFORE, in consideration of the premises, covenants, and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

THE REORGANIZATION

1.1           THE EXCHANGE.  Subject to requisite approval of the Acquired Fund’s stockholders and the other terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to sell, assign, convey, transfer, and deliver all of its assets described in paragraph 1.2 (the “Assets”) to the Acquiring Fund.  The Acquiring Fund agrees to acquire all of the Assets and in exchange therefor --

(a)
to issue and deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares equal to the number of full and fractional Acquired Fund shares (the “Acquired Fund Shares”) then outstanding (all references herein to “fractional” shares meaning fractions rounded to the third decimal place), which Acquiring Fund Shares shall (i): be duly authorized and validly issued and outstanding, fully paid and non-assessable when issued and (ii) have an aggregate net asset value, as of immediately following the Effective Time, equal to the net asset value of the Acquired Fund, as of immediately prior to the Effective Time, and

(b)	assume all the Acquired Fund’s liabilities described in paragraph 1.3 (the “Liabilities”).

Such transactions shall take place at the Closing, on the Closing Date (both as defined in paragraph 2.1).

1.2           ASSETS TO BE ACQUIRED.  The Assets shall consist of all assets and property of every kind and nature, including all cash, cash equivalents, securities, commodities, interests in futures, claims and rights of action (whether absolute or contingent, known or unknown, accrued or unaccrued), dividends and interest receivable, receivables for shares sold, books and records, rights to register stock under applicable securities laws, and other rights that are owned by the Acquired Fund as of the Effective Time (as defined in paragraph 2.1), and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund as of that time.  The Acquired Fund has provided IMST with the Acquired Fund’s most recent audited financial statements, which contain a list of all of the Acquired Fund’s assets required to be set forth on a balance sheet as of the date of such statements prepared (except as may be indicated in the notes thereto) in accordance with generally accepted accounting principles consistently applied in the United States (“U.S. GAAP”).

1.3           LIABILITIES TO BE ASSUMED.  The Liabilities shall consist of all of the Acquired Fund’s liabilities, debts, obligations, and duties of whatever kind or nature existing as of the Effective Time (including, without limitation, all of the Acquired Fund’s obligations to indemnify its directors and officers as provided in its Articles of Incorporation and By-laws in connection with any directors’ or officers’ actions or events prior to the Effective Time, inclusive of actions or events in connection with the Reorganization), whether absolute, accrued, contingent, or otherwise, whether known or unknown, whether or not arising in the ordinary course of business, whether or not determinable as of the Effective Time, whether or not reflected in the Acquired Fund’s accounts or on its financial statements, and whether or not specifically referred to in this Agreement, excluding Reorganization Expenses (as defined in paragraph 4.1(dd)) borne by the Manager or any other person pursuant to paragraph 9.1.  Notwithstanding the foregoing, the Acquired Fund shall endeavor in good faith to discharge all of its known liabilities and obligations to the extent possible prior to the Effective Time.

1.4           LIQUIDATION AND DISTRIBUTION.  On or as soon after the Closing Date as is conveniently practicable, the Acquired Fund (a) will distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1(a) to its stockholders of record determined as of the Effective Time (each, an “Acquired Fund Stockholder”), in proportion to their Acquired Fund Shares then held of record and in constructive exchange for their Acquired Fund Shares, and (b) will thereupon proceed to dissolve as set forth in paragraph 1.8.  That distribution will be accomplished by IMST’s transfer agent’s opening accounts on its books in the Acquired Fund Stockholders’ names and transferring those Acquiring Fund Shares thereto.  Pursuant to that transfer, each Acquired Fund Stockholder’s account will be credited with the number of full and fractional Acquiring Fund Shares equal to the number of full and fractional Acquired Fund Shares that such Acquired Fund Stockholder holds as of the Effective Time.  The aggregate net asset value of Acquiring Fund Shares to be so credited to each Acquired Fund Stockholder’s account will, as of immediately following the Effective Time, equal the aggregate net asset value of the Acquired Fund Shares that such Acquired Fund Stockholder owns, as of immediately prior to the Effective Time.  All issued and outstanding Acquired Fund Shares, including any represented by certificates, will, simultaneously with the distribution described in clause (a) of the first sentence of this paragraph, be canceled on the Acquired Fund’s share transfer books.  IMST shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.  Each Acquired Fund Stockholder shall have the right to receive any unpaid dividends or other distributions that were declared by the Acquired Fund before the Effective Time with respect to Acquired Fund Shares that such Acquired Fund Stockholder held of record as of the Effective Time.

1.5           OWNERSHIP OF SHARES.  Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent.  Acquiring Fund Shares will be issued in the manner described in the Acquiring Fund’s then-current Prospectus and Statement of Additional Information.

1.6           TRANSFER TAXES.  Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than that of the registered holder on the Acquired Fund’s share transfer books of the Acquired Fund Shares actually or constructively exchanged therefor shall, as a condition of such issuance, be paid by the person to whom such Acquiring Fund Shares are to be issued.

1.7           REPORTING RESPONSIBILITY.  Any reporting responsibility of the Acquired Fund, including the responsibility for filing of regulatory reports, tax returns, and other documents with the U.S. Securities and Exchange Commission (the “Commission”), any state securities commission, any federal, state, and local tax authorities, and any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund up to and including the date on which it is dissolved.  The Acquiring Fund shall reasonably cooperate with the Acquired Fund in preparing any such filing to the extent it relates to periods following the Effective Time.

1.8           TERMINATION AND DISSOLUTION.  As soon as reasonably practicable after the distribution of the Acquiring Fund Shares pursuant to paragraph 1.4, the Acquired Fund shall use commercially reasonable efforts to terminate its registration under the 1940 Act and to completely dissolve under Maryland law.  After the Effective Time, the Acquired Fund shall not conduct any business except in connection with its liquidation and dissolution and as otherwise contemplated by this Agreement.

ARTICLE II

CLOSING AND EFFECTIVE TIME

2.1           The closing of the Reorganization, including related acts necessary to consummate the same (the “Closing”), shall be held at the offices of W.P. Stewart & Co., Inc., 527 Madison Avenue, New York, New York 10022, as soon as possible, but in no event later than five business days after the satisfaction of the conditions set forth in Articles VI, VII and VIII, or at such other place and/or on such other date as to which the Investment Companies may agree in writing (the “Closing Date”).  All acts taking place at the Closing shall be deemed to take place simultaneously immediately after the close of business (i.e., 4:00 p.m., Eastern time) on the Closing Date (“Effective Time”).

ARTICLE III

CERTIFICATES TO BE DELIVERED AT THE CLOSING

 3.1           CUSTODIAN’S CERTIFICATE.  The portfolio securities of the Acquired Fund, as of such time, shall be made available by the Acquired Fund to the Acquiring Fund’s custodian, for examination, no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired Fund as of the Effective Time for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers.  The Acquired Fund shall direct State Street Bank and Trust Company (the “Custodian”), as custodian for the Acquired Fund, to deliver as of the Effective Time by book entry, in accordance with the customary practices of the Custodian and any securities depository (as defined in Rule 17f-4 under the 1940 Act) in which the Acquired Fund’s assets are deposited, the Acquired Fund’s portfolio securities and instruments deposited with such depositories.  Any cash to be transferred by the Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.  The Acquired Fund shall use commercially reasonable efforts to cause the Custodian to deliver within three business days after the Closing, a certificate of an authorized officer stating that (a) the Acquired Fund’s portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund on the Closing Date and (b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Acquired Fund (the “Custodian Certificate”).

3.2           TRANSFER AGENTS’ CERTIFICATES.  The Acquired Fund shall use commercially reasonable efforts to cause State Street Bank and Trust Company, as transfer agent for the Acquired Fund as of the Closing Date, to deliver within three business days after the Closing, a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Stockholders and the number and percentage ownership of full and fractional outstanding shares owned by each such stockholder as of the Effective Time (the “Transfer Agent Certificate”).  IMST shall issue and deliver, or cause UMB Fund Services, Inc., its transfer agent, to issue and deliver, at the Closing (a) a confirmation evidencing that the Acquiring Fund Shares issued by the Acquiring Fund in accordance with paragraph 1.1(a) have been credited at the Effective Time to the Acquired Fund’s account on the books of the Acquiring Fund and (b) a certificate as to the opening of accounts on those books in the Acquired Fund Stockholders’ names.  At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts, and other documents, if any, as such other party or its counsel may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1           REPRESENTATIONS OF THE ACQUIRED FUND.  Except as has been disclosed to IMST in a written instrument executed by an officer of the Acquired Fund, the Acquired Fund represents and warrants to IMST and the Acquiring Fund as follows:

(a)           The Acquired Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under its Articles of Incorporation (the “Articles”) to own all of its properties and assets and to carry on its business as it is now being conducted.

(b)           The Acquired Fund is a registered open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of shares of the Acquired Fund for offer and sale under the Securities Act of 1933, as amended (the “1933 Act”), is effective.

(c)           No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein (other than the dissolution of the Acquired Fund), except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the 1940 Act and such as may be required by state securities laws.

(d)           The current Prospectus and Statement of Additional Information of the Acquired Fund and each Prospectus and Statement of Additional Information of the Acquired Fund used during the two years prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and do not, or did not at the time of their use, include any untrue statement of a material fact or omit any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           At the Effective Time, the Acquired Fund will have good and valid title to the Assets and full right, power, and authority to sell, assign, transfer and deliver the Assets hereunder free of any liens or other encumbrances, except those liens and encumbrances arising in the ordinary course of business or as to which the Acquiring Fund has received notice, and upon delivery and payment for the Assets, the Acquiring Fund will acquire good and valid title thereto, subject to no restrictions on the full transfer thereof, excluding such restrictions as might arise under the 1933 Act or other applicable law.

(f)           The Acquired Fund is not engaged currently, and the execution, delivery, and performance of this Agreement (subject to stockholder approval) will not result, in a violation (i) of the Articles or W.P. Stewart & Co.’s By-Laws or (ii) of any agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquired Fund is a party or by which it is bound, other than such violations that would not a cause a Material Adverse Change with respect to the Acquired Fund.

(g)           The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund is a party or by which it is bound that would materially and adversely affect its ability to consummate the transactions contemplated by this Agreement or that would cause a Material Adverse Change with respect to the Acquired Fund.

(h)           The Acquired Fund has no material contracts or other commitments (other than this Agreement) that if terminated will result in material liability to the Acquired Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Acquired Fund.

(i)           No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Acquired Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect the Acquired Fund’s ability to consummate the transactions contemplated by this Agreement or would cause a Material Adverse Change with respect to the Acquired Fund.  The Acquired Fund is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects the Acquired Fund’s business or its ability to consummate the transactions contemplated herein.

(j)           The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Fund at December 31, 2008 have been audited by___________________, an independent registered public accounting firm, and such statements (copies of which have been furnished to IMST) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with U.S. GAAP (except as may be indicated in the notes thereto), and there are no known contingent liabilities of the Acquired Fund of a material amount required to be reflected on a balance sheet (including the notes thereto) in accordance with U.S. GAAP as of such date not disclosed therein.

(k)           On the closing date, IMST shall have been furnished with an unaudited statement of assets, liabilities and capital and a schedule of investments of the Acquired Fund, each as of ____________, 2009.  These statements shall present fairly, in all material respects, the financial position of the Acquired Fund as of such date in accordance with U.S. GAAP (except as may be indicated in the notes thereto), and there are no known contingent liabilities of the Acquired Fund of a material amount required to be on a balance sheet in accordance with U.S. GAAP as of such date not disclosed therein.

(l)           Since _____________, 2009, there have been no Material Adverse Changes in the Acquired Fund or any incurrence by the Acquired Fund of material indebtedness (except for indebtedness incurred in the ordinary course of business).  For purposes of this Agreement, “Material Adverse Change”, with respect to a Fund or an Investment Company, means a material adverse change in such Fund’s or Investment Company’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business); provided that, (i) a distribution of net investment income and/or net realized capital gains, (ii) a change in portfolio securities, (iii) a change in market value of portfolio securities, (iv) a decline in the net asset value per share, (v) the discharge of liabilities, (vi) the net redemption of shares, (vii) changes or conditions affecting the asset management industry, stock markets or the financial markets generally, (viii) changes in economic, regulatory or political conditions generally, (ix) changes in the business of the Acquired Fund after the date hereof that are attributable directly or indirectly to IMST or its affiliates, and/or (x) changes resulting from this Agreement or the transactions contemplated hereby, shall not constitute a Material Adverse Change.

(m)           On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to be filed by such date (including any extensions), shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on such returns and reports shall have been paid, or provision shall have been made for the payment thereof; all of the Acquired Fund’s tax liabilities, if any, will have been adequately provided for on its books; and to the Acquired Fund’s knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns; except in each case such matters that would not materially and adversely affect the Acquired Fund’s ability to consummate the transactions contemplated hereby or cause a Material Adverse Change with respect to the Acquired Fund.

(n)           There are no material contracts outstanding to which the Acquired Fund is a party other than those entered into in the ordinary conduct of its business.

(o)           The Acquired Fund has elected under Section 851 of the Code to be, and has qualified for treatment under Subchapter M of the Code as, a “regulated investment company” under the Code (a “RIC”) as of and since its first taxable period.  The Acquired Fund is in compliance with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and to withholding in respect of dividends and other distributions to stockholders, and is not liable for any penalties that could be imposed thereunder; except in any such case such matter as would not cause a Material Adverse Change with respect to the Acquired Fund.

(p)           Upon reasonable request with reasonable notice, the Acquired Fund will make available its books and records (or copies thereof) to IMST for purposes of preparing any tax returns required by law to be filed after the Closing Date.

(q)           All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly authorized and validly issued and outstanding, fully paid and non-assessable and, except for matters that would not cause a Material Adverse Change with respect to the Acquired Fund, have been offered and sold in compliance in with all applicable registration or qualification requirements of the 1933 Act and state securities laws.  To the knowledge of the Acquired Fund, all of the issued and outstanding shares of the Acquired Fund will, at the time of the Closing, be held of record by the persons and in the amounts set forth in the records of the Acquired Fund’s transfer agent as provided in paragraph 3.2.  The Acquired Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Acquired Fund Shares, and has no outstanding securities convertible into Acquired Fund Shares.

(r)           The execution, delivery, and performance of this Agreement and the Reorganization have been duly authorized and approved by all necessary action on the part of the Board of the Acquired Fund (including in accordance with Rule 17a-8 under the 1940 Act), and subject to approval by the Acquired Fund’s stockholders and assuming the due authorization, execution and delivery of this Agreement by IMST, the Manager and UMBFS, this Agreement constitutes a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equity principles.

(s)           The written information furnished by the Acquired Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents filed or to be filed with any federal, state or local regulatory authority (including the Financial Industry Regulatory Authority (“FINRA”)) that are necessary in connection with the transactions contemplated herein shall, when furnished, be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations.

(t)           Any written information furnished by the Acquired Fund for use in the Registration Statement or Proxy Statement/Prospectus (each as defined in paragraph 5.6), or any other materials provided to Acquired Fund Stockholders in connection with the Reorganization, shall, when furnished, not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not materially misleading; if any such information ceases to meet such standard to the knowledge of the Acquired Fund, the Acquired Fund shall promptly inform IMST.

(u)           The Acquired Fund will distribute the Acquiring Fund Shares it receives in the Reorganization in pursuance of this Agreement.

(v)           The Liabilities to be assumed by the Acquiring Fund (including the Liabilities, if any, that are secured by the Assets) were incurred in the ordinary course of the Acquired Fund’s business and are associated with the Assets or with the ordinary course operation of the Acquired Fund’s business.

(w)           No Acquired Fund Stockholder will receive consideration from the Acquired Fund other than Acquiring Fund Shares.

(x)           The Acquired Fund is not under the jurisdiction of a court in a “title 11 or similar case” within the meaning of Section 368(a)(3)(A) of the Code.

(y)           To the knowledge of the Acquired Fund, the fair market value of the Assets equals or exceeds the Liabilities.

(z)           The Acquired Fund has no material unamortized or unpaid organizational fees or expenses that have not previously been disclosed to IMST.

(aa)           The Acquired Fund values, and will continue to value through the Closing Date, its portfolio securities and other assets in accordance with applicable legal requirements in all material respects.

(bb)           The Acquired Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund’s Prospectus, except as previously disclosed in writing to IMST.

(cc)           The Acquiring Fund Shares to be issued to the Acquired Fund pursuant to paragraph 1 will not be acquired for the purpose of making any distribution thereof other than to the Acquired Fund Stockholders as provided in paragraph 1.4.

(dd)           The Acquired Fund will not permit (to the extent reasonably within its control) the Manager, the Acquiring Fund, or any third party to pay or assume any expenses incurred by the Acquired Fund or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) (“Reorganization Expenses”), and the Acquired Fund will not transfer any cash or property other than Acquiring Fund Shares to any of its stockholders with the intention that it be used to pay any expenses (even Reorganization Expenses) thereof.

(ee)           The Acquired Fund will not pay the expenses (such as fees of personal investment or tax advisers for advice regarding the Reorganization), if any, of Acquired Fund Stockholders incurred in connection with the Reorganization.

4.2           REPRESENTATIONS OF THE ACQUIRING FUND.  Except as has been disclosed to W.P. Stewart & Co. in a written instrument executed by an officer of IMST, IMST and the Acquiring Fund represent and warrant to the Acquired Fund as follows:

(a)           The Acquiring Fund will be duly organized, as of the Effective Time, as a series of IMST, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under IMST’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) to own all of its properties and assets and to carry on its business as it is now being conducted.

(b)           IMST is a registered open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act is effective (and so will be with respect to the Acquiring Fund at the Closing Date), and the registration of shares of the Acquiring Fund under the 1933 Act is, or will be on or before the Closing Date, in full force and effect.

(c)           No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act or the 1940 Act and such as may be required by state securities laws.

(d)           The Prospectus and Statement of Additional Information of the Acquiring Fund filed pursuant to Rule 485(a)(2) of the 1933 Act in an amendment to IMST’s registration statement on Form N-1A (the “IMST Registration Statement”), which will be filed with the Commission, and become effective, prior to the Closing Date, conforms and, as of its effective date, will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not and, as of its effective date, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           No consideration other than Acquiring Fund Shares (and the Acquiring Fund’s assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization.

(f)           There is no plan or intention for the Acquiring Fund to be dissolved or merged into another statutory trust or a corporation or business trust or any “fund” thereof (as defined in Section 851(g)(2) of the Code) following the Reorganization.

(g)           The execution, delivery and performance of this Agreement will not result in a violation of (i) the Declaration of Trust or IMST’s By-Laws or (ii) of any agreement, indenture, instrument, contract, lease or other undertaking to which IMST, on behalf of the Acquiring Fund, is a party or by which it is bound, other than such violations that would not cause a Material Adverse Change with respect to IMST or the Acquiring Fund.

(h)           The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which IMST, on behalf of the Acquiring Fund, is a party or by which it is bound that would materially and adversely affect  its ability to consummate the transactions contemplated by this Agreement that would cause a Material Adverse Change with respect to IMST or the Acquiring Fund.

(i)           No litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against IMST or the Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect the Acquiring Fund’s ability to consummate the transactions contemplated by this Agreement or would cause a Material Adverse Change with respect to IMST or the Acquiring Fund.  IMST, on behalf of the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects the Acquiring Fund’s business or its ability to consummate the transactions contemplated herein.

(j)           The Acquiring Fund was formed for the purpose of effecting the Reorganization, and, prior to the Closing, will have not commenced operations or carried on any business activity, will have had no assets or liabilities, will never have had an operating business, and will have no issued or outstanding shares other than as contemplated by the payment received from an affiliate of UMBFS with respect to the Initial Shares (as defined in paragraph 6.4) issued to such affiliate of UMBFS pursuant to that paragraph.

(k)           Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Stockholders, pursuant to the terms of this Agreement will be on the Closing Date, duly authorized and validly issued and outstanding, fully paid and non-assessable and will be offered and sold in compliance in all material respects with applicable registration or qualification requirements of the 1933 Act and state securities laws.  The Acquiring Fund has no outstanding options, warrants or other rights to subscribe for or purchase any shares, including the Acquiring Fund Shares, of the Acquiring Fund and has no outstanding securities convertible into any shares, including the Acquiring Fund Shares, of the Acquiring Fund.

(l)           The execution, delivery and performance of this Agreement and the Reorganization have been duly authorized and approved by all necessary action on the part of the Board of IMST (including in accordance with Rule 17a-8 under the 1940 Act) on behalf of the Acquiring Fund, and subject to approval by the Acquired Fund’s stockholders and assuming the due authorization, execution and delivery of this Agreement by the Acquired Fund, the Manager and UMBFS this Agreement constitutes a valid and binding obligation of IMST with respect to the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

(m)           The written information furnished by IMST for use in no-action letters, applications for orders, registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including FINRA) that are necessary in connection with the transactions contemplated herein shall, when furnished, be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations.

(n)           From the effective date of the Registration Statement through the time of the meeting of the Acquired Fund’s stockholders and on the Closing Date, the Registration Statement and the Proxy Statement/Prospectus and any other materials provided in connection with the Reorganization (except for such portions thereof provided in writing by the Acquired Fund), shall, (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not materially misleading and (ii) comply with applicable law in all material respects.

(o)           The Acquiring Fund has no unamortized or unpaid organizational fees or expenses.

(p)           The Acquiring Fund will be a “fund” (as defined in Section 851(g)(2) of the Code), will qualify for treatment under Subchapter M of the Code as a RIC as of the Effective Time and in the future, and, from the date of this Agreement until the Closing Date, shall not take any action inconsistent with such efforts to qualify for treatment as a RIC in the future.

(q)           The Acquiring Fund has no plan or intention (i) to sell or dispose of any of the Assets, except for dispositions made in the ordinary course of business or dispositions necessary to maintain its status as a RIC, or (ii) to redeem or reacquire any of the shares issued by it, except in the ordinary course of business.

(r)           The fair market value of the Acquiring Fund Shares received by each Acquired Fund Stockholder will be equal to the fair market value of the Acquired Fund Shares actually or constructively surrendered in the exchange.

(s)           The Acquiring Fund Shares constitute voting stock for purposes of Sections 368(a)(1)(C) and 368(c) o the Code.

(t)           No expenses incurred by the Acquired Fund or on its behalf in connection with the Reorganization will be paid or assumed by the Manager, the Acquiring Fund, or any third party unless those expenses are Reorganization Expenses, and no cash or property other than Acquiring Fund Shares will be transferred to the Acquired Fund or any of its stockholders with the intention that it be used to pay any expenses (even Reorganization Expenses) thereof.

(u)           Immediately following consummation of the Reorganization, (i) the Acquired Fund Stockholders will own all the Acquiring Fund Shares and will own those shares solely by reason of their ownership of the Acquired Fund Shares immediately before the Reorganization and (ii) the Acquiring Fund will hold the same assets -- except for assets (if any) used to pay the Funds’ expenses incurred in connection with the Reorganization -- and be subject to the same liabilities that the Acquired Fund held or was subject to immediately before the Reorganization, plus any liabilities for those expenses; and those excepted assets, together with the amount of all redemptions and distributions (other than regular, normal dividends) the Acquired Fund makes immediately preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets.

ARTICLE V

COVENANTS

5.1           OPERATION IN ORDINARY COURSE.  The Acquired Fund will operate its business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include the purchase and sale of securities in connection with the management of the Acquired Fund’s portfolio and payment of customary dividends and other distributions and stockholder redemptions.

5.2           APPROVAL OF STOCKHOLDERS.  The Acquired Fund will call a special meeting of the Acquired Fund’s stockholders to consider and act upon this Agreement.

5.3           ADDITIONAL INFORMATION.  The Acquired Fund will assist IMST in obtaining such information as IMST reasonably requests concerning the beneficial ownership of the Acquired Fund Shares, subject to applicable law.

5.4           FURTHER ACTION.  Subject to the provisions of this Agreement, each Investment Company will take or cause to be taken, all reasonable action, and do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date (provided that if the Acquired Fund Stockholders fail to approve the Reorganization at the stockholders meeting called pursuant to paragraph 5.2, nothing herein shall be construed to require the Acquired Fund to call another stockholders meeting).  Without limiting the generality of the foregoing, IMST covenants to use its commercially reasonable efforts (i) to establish, prior to the Closing Date, the Acquiring Fund as a series of IMST as contemplated by this Agreement and (ii) to take such steps, and to make such arrangements, as are necessary to permit the Acquiring Fund to operate following the Closing Date in accordance with the 1933 Act, the 1934 Act, the 1940 Act and in the manner described in the IMST Registration Statement, the Registration Statement and the Proxy Statement/Prospectus.

5.5           STATEMENT OF EARNINGS AND PROFITS.  As promptly as practicable, but in any case within sixty (60) days after the Closing Date, the Acquired Fund shall furnish IMST, in such form as is reasonably satisfactory to IMST, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be reviewed by ____________________ (or such other reputable independent registered public accounting firm as the Acquired Fund may select) and certified by the Acquired Fund’s Treasurer.

5.6           PREPARATION OF FORM N-14 REGISTRATION STATEMENT.  IMST will prepare and file with the Commission a registration statement on Form N-14 (the “Registration Statement”), under the 1933 Act, relating to the Acquiring Fund Shares, which, without limitation, shall include a proxy statement of the Acquired Fund and the prospectus of the Acquiring Fund relating to the Reorganization (the “Proxy Statement/Prospectus”) subject to approval of the Board of the Acquired Fund, which shall not be unreasonably withheld.  IMST covenants that the Registration Statement (including the Proxy Statement/Prospectus) shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act.  The Acquired Fund will provide IMST with the materials and information regarding the Acquired Fund necessary to prepare the Proxy Statement/Prospectus for inclusion in the Registration Statement in connection with the meeting of the Acquired Fund’s stockholders to consider and act on this Agreement and the transactions contemplated herein.  IMST agrees to use all commercially reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and any state blue sky or securities laws reasonably necessary for the Acquiring Fund to operate after the Closing Date.

5.7           LIQUIDATING DISTRIBUTION.  As soon as is reasonably practicable after the Closing, the Acquired Fund will make a liquidating distribution to the Acquired Fund Stockholders consisting of the Acquiring Fund Shares received at the Closing, pursuant to paragraph 1.4 hereof.

5.8           FULFILLMENT OF CONDITIONS.  Each Investment Company shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

5.9           DELIVERY OF INSTRUMENTS.  Each Investment Company, on behalf of its Fund, covenants that it will, from time to time, as and when reasonably requested by the other Investment Company, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as such other Investment Company, on behalf of its Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Acquired Fund’s title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) IMST’s, on behalf of the Acquiring Fund’s, title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.

5.10           REORGANIZATION UNDER THE CODE.  It is the intention of the parties that the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code.  Neither the Acquired Fund nor IMST shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the Reorganization to qualify as such a reorganization.

5.11           HOLDING PERIOD.  IMST covenants that, if the Reorganization is consummated, each Acquired Fund Stockholder’s holding period for the Acquiring Fund Shares the stockholder receives in the Reorganization will be deemed to include that stockholder’s holding period for the Acquired Fund Shares it actually or constructively exchanges for those Acquiring Fund Shares for purposes of determining the application of any applicable contingent deferred sales charge, redemption or exchange fees.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the following conditions:

6.1           All representations, covenants, and warranties of IMST contained in this Agreement shall be true and correct as of the Closing Date, with the same force and effect as if made on and as of the Closing Date with only such exceptions as would not cause a Material Adverse Change with respect to IMST or the Acquiring Fund.  IMST shall have delivered to the Acquired Fund at the Closing a certificate, executed in the Acquiring Fund’s name by IMST’s President or Vice President and dated as of the Effective Time, to such effect.

6.2           The Acquired Fund shall have received on the Closing Date an opinion from regular counsel to the Acquiring Fund dated as of the Closing Date covering the following points:

(a)           The Acquiring Fund is a series of shares of IMST duly established and designated by the Declaration of Trust.  IMST is a statutory trust validly existing and in good standing under the Delaware Statutory Trust Act.  The Declaration of Trust provides IMST with the statutory trust power necessary for it to own its properties and assets and conduct its business as described in the Registration Statement.  IMST has the trust power on behalf of the Acquiring Fund and has taken all action required to authorize it, to execute, deliver and perform its obligations under this Agreement in accordance with the applicable provisions of the Declaration of Trust and its By-Laws.

(b)           IMST is registered with the Commission as an investment company under the 1940 Act.  Based solely on telephonic advice by staff of the Commission, the Registration Statement has been declared effective by the Commission under the 1933 Act.  To the knowledge of such counsel (which shall not require investigation beyond a telephone conversation with staff of the Commission), such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement, and, to the knowledge of such counsel, no stop order proceedings for such purpose are pending by the Commission.

(c)           The execution, delivery and performance of this Agreement has been duly authorized by all necessary statutory trust action by IMST on behalf of the Acquiring Fund, this Agreement has been duly executed and delivered by IMST on behalf of the Acquiring Fund, this Agreement constitutes a valid and binding obligation of IMST and the Acquiring Fund, enforceable against IMST and the Acquiring Fund in accordance with its terms.

(d)           The Acquiring Fund Shares to be delivered pursuant to this Agreement are duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

(e)           To the knowledge of such counsel (which shall not require investigation beyond federal or Delaware law), no consent, approval, authorization or order of or filing with any court or governmental authority is required for IMST’s execution, delivery and performance of this Agreement, and the receipt of the Assets and the assumption of the Liabilities by the Acquiring Fund in accordance with this Agreement, other than (a) those that have been obtained under the 1933 Act, the 1934 Act or the 1940 Act,  and (b) those that may be required under state securities laws (as to which such counsel need express no opinion).

(f)           The execution and delivery of this Agreement did not, and the receipt of the Assets and the assumption of the Liabilities by the Acquiring Fund in accordance with this Agreement will not, violate the Declaration of Trust or IMST’s By-laws.

(g)           To the knowledge of such counsel, there is no action, suit or proceeding at law or in equity, or by or before any federal or Delaware state court or governmental or regulatory body or agency or arbitration board or panel pending or overtly threatened against IMST or the Acquiring Fund or any of their assets that challenges or seeks to prohibit, restrain or enjoin the Reorganization.

6.3           The post-effective amendment to the IMST Registration Statement filed by IMST with the Commission to create the Acquiring Fund has been declared effective by the Commission.

6.4           Prior to the Closing Date, IMST shall have authorized the issuance of and shall have issued an Acquiring Fund Share in each class (the “Initial Shares”) to an affiliate of UMBFS in consideration of the payment of a reasonable offering price of such Initial Shares, as determined by IMST’s Board, for the purpose of enabling such affiliate of UMBFS to vote to (a) approve the investment management agreement between IMST, on behalf of the Acquiring Fund, and the Manager, (b) approve any plan adopted by the Acquiring Fund pursuant to Rule 12b-1 under the 1940 Act, and (c) take such other steps related to the inception, establishment and organization of the Acquiring Fund as deemed necessary or appropriate by the Boards in order to conform the Acquiring Fund to the description of the Acquiring Fund included in the Proxy Statement/Prospectus.  At or before the Effective Time, each Initial Share shall be redeemed by the Acquiring Fund for the price at which it is issued.

6.5           IMST, on behalf of the Acquiring Fund, shall have performed in all material respects all of its obligations hereunder required to be performed by it on or before the Closing Date.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF IMST

The obligations of IMST to consummate the transactions provided for herein shall be subject, at its election, to the following conditions:

7.1           All representations, covenants, and warranties of the Acquired Fund contained in this Agreement shall be true and correct as of the Closing Date, with the same force and effect as if made on and as of such Closing Date with only such exceptions as would not cause a Material Adverse Change with respect to the Acquired Fund.  The Acquired Fund shall have delivered to IMST at the Closing a certificate executed in the Acquired Fund’s name by its President or Vice President, dated as of the Effective Time, to such effect.

7.2           IMST shall have received on the Closing Date an opinion from regular counsel to the Acquired Fund, dated as of the Closing Date covering the following points:

(a)           The Acquired Fund is a corporation validly existing and in good standing under the laws of the State of Maryland and has power as a corporation to own all of its properties and assets and to carry on its business as described in its registration statement on Form N-1A, as amended.

(b)           The Acquired Fund has the corporate power to execute, deliver, and perform its obligations under this Agreement in accordance with the applicable provisions of the Articles and its By-laws and has taken all action required by those documents to authorize the execution, delivery, and performance of this Agreement; and this Agreement has been duly authorized, executed, and delivered by the Acquired Fund.

(c)           The execution and delivery of this Agreement did not, and the performance by the Acquired Fund of its obligations under this Agreement will not, violate the Articles or its By-laws.

(d)           To the knowledge of such counsel (which shall not require investigation beyond federal and Maryland law), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement (other than the dissolution of the Acquired Fund and the termination of its registration under the 1940 Act), other than (a) those that have been obtained under the 1933 Act, the 1934 Act or the 1940 Act, and (b) those that may be required under state securities laws (as to which such counsel need not express an opinion).

 (e)           The Acquired Fund is registered with the Commission as an investment company under the 1940 Act.

7.3           The Acquired Fund shall have delivered to IMST a statement of the Acquired Fund’s assets and liabilities, together with a list of the Acquired Fund’s portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Acquired Fund.

7.4           The Acquired Fund shall have furnished to IMST a certificate, signed by the President or Vice-President and the Treasurer or any Assistant Treasurer of the Acquired Fund, as to the adjusted tax basis in the hands of the Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement.

7.5           The Acquired Fund shall have performed in all material respects all of its obligations hereunder required to be performed by it on or before the Closing Date.

ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INVESTMENT COMPANIES

If any of the conditions set forth below does not exist on or before the Closing Date with respect to either Investment Company, the other Investment Company shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1           This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the 1940 Act, Maryland law and the provisions of the Articles and the Acquired Fund’s By-Laws.  Certified copies of the resolutions evidencing such approval shall have been delivered to IMST.  Notwithstanding anything herein to the contrary, neither Investment Company may waive the conditions set forth in this paragraph 8.1 (except with respect to the delivery of certified resolutions).

8.2           On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.  Furthermore, no action, suit or other proceeding brought by a governmental agency shall be threatened in writing or pending before any court or governmental agency in which it is sought to restrain or prohibit this Agreement or the transactions contemplated herein.

8.3           (a).  All consents, orders, and permits of federal authorities under the 1933 Act, 1934 Act and 1940 Act that are necessary to permit consummation of the Reorganization (other than the dissolution of the Acquired Fund and the termination of its registration under the 1940 Act) shall have been obtained, except where failure to obtain any such consent, order, or permit would not cause a Material Adverse Change with respect to the Acquiring Fund or the Acquired Fund, provided that either party hereto may waive any such conditions for itself.

(b).  All consents of other parties and all other consents, orders, and permits of state and local regulatory authorities that, in any such case, are (i) necessary to permit consummation of the Reorganization (other than the dissolution of the Acquired Fund and the termination of its registration under the 1940 Act) and (ii) specifically listed on Schedule 8.3(b) hereof, shall have been obtained, except where failure to obtain any such consent, order, or permit would not cause a Material Adverse Change with respect to the Acquiring Fund or the Acquired Fund, provided that either party hereto may waive any such conditions for itself.

8.4           The amendment to the IMST Registration Statement with respect to the Acquiring Fund referred to in paragraph 4.2(d) shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued.  To the knowledge of the Investment Companies, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5           The parties shall have received an opinion from regular counsel to the Acquiring Fund dated as of the Closing Date and addressed to the Investment Companies to the effect that for federal income tax purposes:

(a)           The transfer of all of the Assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities (followed by the distribution of those Acquiring Fund Shares to the Acquired Fund Stockholders and the termination of the Acquired Fund) will constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and each Fund will be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

(b)           No gain or loss will be recognized by the Acquiring Fund upon the receipt of the Assets solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities.

(c)           No gain or loss will be recognized by the Acquired Fund upon the transfer of the Assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities or upon the distribution of those Acquiring Fund Shares to the Acquired Fund Stockholders in exchange (whether actual or constructive) for such stockholders’ Acquired Fund Shares.

(d)           No gain or loss will be recognized by the Acquired Fund Stockholders upon the exchange (whether actual or constructive) of their Acquired Fund shares for Acquiring Fund Shares in the Reorganization.

(e)           The aggregate tax basis for Acquiring Fund Shares received by an Acquired Fund Stockholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares exchanged (whether actual or constructive) therefor by such stockholder.  The holding period of Acquiring Fund Shares received by an Acquired Fund Stockholder will include the period during which the Acquired Fund Shares exchanged (whether actual or constructive) therefor were held by such stockholder, provided the Acquired Fund Shares are held as capital assets at the Effective Time.

(f)           The Acquiring Fund’s tax basis of each Asset will be the same as the tax basis of such Asset to the Acquired Fund immediately prior to the Reorganization.  The holding period of each Asset in the hands of the Acquiring Fund will include the period during which that Asset was held by the Acquired Fund.

(g)           For purposes of Section 381 of the Code, the Acquiring Fund will be treated just as the Acquired Fund would have been treated if there had been no Reorganization.  Accordingly, the Reorganization will not result in the termination of the Acquired Fund’s taxable year and the part of the Acquired Fund’s taxable year before the Reorganization will be included in the Acquiring Fund’s taxable year after the Reorganization.  The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to any applicable conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

Such opinion shall be based on customary assumptions and such representations as regular counsel to the Acquiring Fund may reasonably request, and each Investment Company will cooperate to make and certify the accuracy of its representations.  Notwithstanding anything herein to the contrary, neither Investment Company may waive the condition set forth in this paragraph 8.5.

8.6           Prior to the Closing, IMST's Board shall have approved an investment management agreement between IMST, on behalf of the Acquiring Fund, and the Manager (provided that IMST and the Manager shall have negotiated in good faith to agree to such investment management agreement).

ARTICLE IX

EXPENSES

9.1           Except as otherwise provided for herein and subject to complying with the representations contained in paragraphs 4.1(dd) and 4.2(t), the Manager, or an affiliate thereof, and UMBFS, or on affiliate thereof, shall together (and as apportioned between themselves as they may agree) bear all expenses of the transactions contemplated by this Agreement.  Such expenses include (a) expenses associated with the preparation and filing of the Registration Statement (including the Proxy Statement/Prospectus), (b) postage, (c) printing, (d) accounting fees, (e) audit and legal fees, including reasonable fees for this transaction of the Acquired Fund’s counsel and counsel of the Acquired Fund’s Independent Directors, and (f) costs of soliciting proxies.  Such persons shall remain liable for expenses, regardless of whether the transactions contemplated by this Agreement occur, and this paragraph 9.1 shall survive the Closing and any termination of this Agreement, pursuant to paragraph 11.1.  Notwithstanding the foregoing, expenses shall be paid by the party directly incurring them if and to the extent that the payment thereof by another person would result in that party’s disqualification as a RIC or would prevent the Reorganization from qualifying as a tax-free reorganization.

ARTICLE X

ENTIRE AGREEMENT; SURVIVAL; CONFIDENTIALITY

10.1           IMST, on behalf of the Acquiring Fund, and the Acquired Fund agree that neither has made to the other any representation, warranty and/or covenant not set forth herein and that this Agreement constitutes the entire agreement among the parties.

10.2           The representations and warranties and the covenants to be performed on or prior to the Closing Date contained in this Agreement, or in any document delivered pursuant to or in connection with this Agreement, shall not survive the consummation of the transactions contemplated hereunder and shall terminate upon the Closing.  The covenants to be performed after the Closing Date, and the obligations of IMST, on behalf of the Acquiring Fund, shall continue in effect beyond the consummation of the transactions contemplated hereunder.

10.3           Each Investment Company agrees to treat confidentially and as proprietary information of the other Investment Company all records and other information, including any information relating to portfolio holdings, of its Fund and not to use such records and information for any purpose other than the performance of its duties under this Agreement; provided, however, that after prior notification of and written approval by the Investment Company (which approval shall not be withheld if the other Investment Company would be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities having proper jurisdiction, and which approval shall not be withheld unreasonably in any other circumstance), an Investment Company may disclose such records and/or information as so approved.

ARTICLE XI

TERMINATION

11.1           This Agreement may be terminated by the mutual agreement of IMST and the Acquired Fund  In addition, either IMST or the Acquired Fund may at its option terminate this Agreement, by written notice to the other, at or prior to the Closing Date due to:

(a)           a breach by the other of any representation, warranty, or agreement contained herein to be performed on or prior to the Closing Date that would cause the conditions to closing in paragraphs 6.1 and 6.5 (in the case of termination by the Acquired Fund) or 7.1 and 7.5 (in the case of termination by the Acquiring Fund) not to be satisfied, which breach has not been cured within 30 days of written notice thereof; or

(b)           it has become reasonably and objectively certain that a condition herein expressed to be precedent to the obligations of the terminating party will not or cannot be met; provided that any such failure to satisfy the applicable condition precedent has not been primarily caused by the terminating party’s failure to fulfill, or cause to be fulfilled, any obligation under this Agreement.

11.2           In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of any of the Acquiring Fund, the Acquired Fund, IMST, or the respective Directors or Trustees or officers to the other party or its Trustees or officers, but paragraph 9.1 shall continue to apply.

ARTICLE XII

AMENDMENTS AND NOTICES

12.1           This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Investment Companies; provided, however, that following the meeting of the Acquired Fund’s stockholders pursuant to paragraph 5.2, no such amendment may have the effect of changing the provisions hereof to the detriment of such stockholders without their further approval.

12.2           Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed:

In the case of the Acquired Fund, to:
W.P. STEWART & CO. GROWTH FUND, INC.
c/o W.P. Stewart & Co. Inc.
527 Madison Avenue
New York, NY 10022
Attn: Director of Fund Administration

In the case of IMST, to:
Investment Managers Series Trust
803 West Michigan Street, Suite A
Milwaukee, WI 53233
Attn: President.

ARTICLE XIII

PUBLIC ANNOUNCEMENTS

13.1           No party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or communicate with any news media without the consent of the other party hereto unless otherwise in the good faith judgment of such party such announcement or communication is required by law or applicable stock exchange regulation, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

ARTICLE XIV

HEADINGS; COUNTERPARTS; SEVERABILITY; GOVERNING LAW; WAIVER OF JURY TRIAL; ASSIGNMENT; LIMITATION OF LIABILITY

14.1           The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

14.3           If any provision of this Agreement is invalid, illegal or incapable of being enforced, all other provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto.  Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

14.4           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

14.5           Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation brought by a party hereto directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this paragraph.

14.6           This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.7           It is expressly agreed that the obligations of IMST hereunder shall not be binding upon any of the Trustees, stockholders, officers, agents, or employees of IMST personally, but shall bind only the trust property of the Acquiring Fund, as provided in the Declaration of Trust.  The execution and delivery of this Agreement have been authorized by the Trustees of IMST on behalf of the Acquiring Fund and signed by authorized officers of IMST, acting as such.  Such authorization by such Trustees and such execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Acquiring Fund as provided in the Declaration of Trust.

14.8           It is expressly agreed that the obligations of the Acquired Fund hereunder shall not be binding upon any of the Directors, stockholders, officers, agents, or employees of the Acquired Fund personally, but shall bind only the Acquired Fund.  The execution and delivery of this Agreement have been authorized by the Directors of the Acquired Fund and signed by authorized officers of the Acquired Fund, acting as such.  Such authorization by such Directors and such execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Acquired Fund as provided in the Articles.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

INVESTMENT MANAGERS SERIES TRUST,
on behalf of the Acquiring Fund

By: ________________________________
Name: ______________________________
Title:           President

W.P. STEWART & CO. GROWTH FUND, INC.

By: ________________________________
Name: ______________________________
Title:           President

W.P. STEWART & CO., INC. with respect to
Paragraph 9.1 only

By: ________________________________
Name: ______________________________
Title:           President

UMB Fund Services, Inc. with respect to
Paragraph 9.1 only

By: ________________________________
Name: ______________________________
Title: